Exhibit 99.5
	PFIZER INC
	SEGMENT/PRODUCT REVENUES
	FULL YEAR 1999
(millions of dollars)

	***********YEAR-TO-DATE************
	WORLDWIDE			U.S.			INTERNATIONAL
	1999	1998	% Chg	1999	1998	% Chg	1999	1998	% Chg
TOTAL REVENUES	27,376	23,231	18	16,486	13,656	21	10,890	9,575	14

PHARMACEUTICALS	21,879	18,106	21	13,826	11,255	23	8,053	6,851	18
TOTAL HUMAN PHARMACEUTICALS	20,155	16,436	23	13,023	10,537	24	7,132	5,899	21
- CARDIOVASCULAR DISEASES	8,825	6,843	29	5,194	4,100	27	3,631	2,743	32
LIPITOR	3,795	2,208	72	2,714	1,644	65	1,081	564	92
NORVASC	2,991	2,541	18	1,335	1,180	13	1,656	1,361	22
CARDURA	784	679	15	351	315	11	433	364	19
ACCUPRIL/ACCURETIC	514	454	13	260	232	12	254	222	14
PROCARDIA XL	510	698	(27)	510	698	(27)	0	0	---
- INFECTIOUS DISEASES	3,630	3,315	9	2,243	1,907	18	1,387	1,408	(1)
ZITHROMAX	1,309	1,023	28	1,023	758	35	286	265	8
DIFLUCAN	989	904	9	470	431	9	519	473	10
VIRACEPT	530	530	---	530	417	27	0	113	(100)
TROVAN	86	160	(46)	72	154	(53)	14	6	159
- CENTRAL NERVOUS SYSTEM DISORDERS	3,271	2,694	21	2,608	2,152	21	663	542	23
ZOLOFT	1,997	1,803	11	1,600	1,452	10	397	351	13
NEURONTIN	913	514	78	796	442	80	117	72	62
ARICEPT*	91	54	70	0	0	---	91	54	70
- DIABETES	916	1,016	(10)	882	981	(10)	34	35	(1)
GLUCOTROL XL	257	221	16	245	213	15	12	8	42
REZULIN	625	748	(16)	622	747	(17)	3	1	47
- ALLERGY	546	413	32	542	408	33	4	5	(22)
ZYRTEC	541	407	33	537	402	33	4	5	(22)
- VIAGRA	1,016	773	31	658	641	3	358	132	172
- ALLIANCE REVENUE (Aricept and Celebrex)	665	69	858	625	75	739	40	(6)	---
- CAPSUGEL	391	366	7	168	162	4	223	204	9
- ANIMAL HEALTH	1,333	1,304	2	635	556	14	698	748	(7)

CONSUMER PRODUCTS	5,497	5,125	7	2,660	2,401	11	2,837	2,724	4
- CONSUMER HEALTH CARE PRODUCTS	2,551	2,300	11	1,637	1,437	14	914	863	6
- CONFECTIONERY PRODUCTS	1,951	1,887	3	678	659	3	1,273	1,228	4
- SHAVING PRODUCTS	792	745	6	260	226	15	532	519	3
- TETRA	203	193	5	85	79	7	118	114	4

 * - Represents direct sales under license agreement with Eisai Co., Ltd.

Restated to reflect the merger with Warner-Lambert Company in June 2000, which was accounted for as a pooling of interests.

Certain amounts and percentages may reflect rounding adjustments.

Certain prior year data have been reclassified to conform to the current year presentation.